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                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

             EXHIBIT 11 -- COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (UNAUDITED)


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
                                                                           Three Months Ended                Six Months Ended
                                                                                June 30,                          June 30,
                                                                     ----------------------------      ----------------------------
                                                                          1997            1996             1997             1996
                                                                     -----------      -----------      -----------      -----------
PRIMARY AND FULLY DILUTED
Weighted average shares outstanding                                    3,561,371        3,334,493      $ 3,575,032        2,883,668
                                                                                      ===========                       ===========

Net effect of dilutive stock options based on the modified
    treasury stock method                                                 84,317                           107,139
                                                                     -----------                       -----------
                                                                       3,645,688                         3,682,171
                                                                     ===========                       ===========

Net income (loss)                                                    $    20,180      $    29,584      $    42,385      $   (55,065)
                                                                     ===========      ===========      ===========      ===========

Net income (loss) per share                                          $       .01      $       .01      $       .01      $      (.02)
                                                                     ===========      ===========      ===========      ===========


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